SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2007

RC2 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22635	36-4088307
(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street Suite 320 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

630-573-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
                                Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

    On May 4, 2007, the Board of Directors of RC2 Corporation (the "Company") approved an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to extend the term of the Purchase Plan for an additional five years. The Purchase Plan now terminates on July 1, 2012. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, and permits eligible employees to purchase shares of the Company's common stock at a discount through payroll deductions. A total of 500,000 shares of common stock may be issued under the Purchase Plan.

    A copy of the amended Purchase Plan is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

    (d)    Exhibits

The following exhibit is filed herewith:

Exhibit 99.1 - RC2 Corporation Employee Stock Purchase Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION
Date: May 10, 2007
BY  /s/ Peter J. Henseler
       Peter J. Henseler, President